CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Stockholders of
  Zygo Corporation:

     We consent to the use of our reports incorporated herein by reference and the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
Hartford, Connecticut
November 12, 1997